Exhibit 99.1

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

 FINANCIAL STATEMENTS

 FOR THE YEAR ENDED DECEMBER 31, 2007

CHINA INFORMATION SECURITY TECHNOLOGY, INC. AND SUBSIDIARIES

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Shenzhen Bocom Multimedia Display Technology Company Ltd.

We have audited the accompanying balance sheet of Shenzhen Bocom Multimedia Display Technology Company Ltd. as of December 31, 2007, and the related statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the year ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenzhen Bocom Multimedia Display Technology Company Ltd. as of December 31, 2007, and the results of its operations and its cash flows for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/GHP HORWATH, P.C.

Denver, Colorado

April 17, 2008

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

BALANCE SHEET AS OF DECEMBER 31, 2007

 Expressed in U.S. dollars

ASSETS	Note

CURRENT ASSETS
Cash and cash equivalents		$976,771
Accounts receivable, net		1,726,229
Advances to suppliers		107,968
Amount due from related parties	3	1,360,250
Inventories, net	4	524,728
Other receivables		56,413
TOTAL CURRENT ASSETS		4,752,359

Property and equipment, net	5	46,106
TOTAL ASSETS		$4,798,465

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable		$623,519
Advances from customers		818,042
Other payables and accrued expenses		293,462
Amount due to related parties	3	380,288
Income tax payable		307,426
TOTAL LIABILITIES (All Current)		2,422,737

SHAREHOLDERS’ EQUITY
Registered capital		604,033
Retained earnings		1,384,075
Reserve	8	153,289
Accumulated other comprehensive income		234,331
TOTAL SHAREHOLDERS’ EQUITY		2,375,728

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$4,798,465

See accompanying notes to financial statements.

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

 STATEMENT OF INCOME AND COMPREHENSIVE INCOME

 FOR THE YEAR ENDED DECEMBER 31, 2007

 Expressed in US dollars

Revenues		$4,401,510
Cost of revenue		(3,100,144)

GROSS PROFIT		1,301,366

Selling expenses		(659,097)
Administrative expenses		(115,812)

INCOME FROM OPERATIONS		526,457

Other income (expenses), net		(4,170)
Interest income		7,127

INCOME BEFORE INCOME TAX		529,414

Income tax expense	6	(82,061)

NET INCOME		447,353

Foreign currency translation gain		126,194

COMPREHENSIVE INCOME		$573,547

See accompanying notes to financial statements.

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

 STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2007

 Expressed in US dollars

				Accumulated
				other
	Registered	Retained		comprehensive
	capital	earnings	Reserve	income	Total

BALANCE AT JANUARY 1, 2007	$604,033	$981,402	$108,609	$108,137	$1,802,181

Transfer to reserve	-	(44,680)	44,680	-	-

Foreign currency translation gain	-	-	-	126,194	126,194

Net income from the year	-	447,353	-	-	447,353

BALANCE AT DECEMBER 31, 2007	$604,033	$1,384,075	$153,289	$234,331	$2,375,728

See accompanying notes to financial statements.

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

 STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2007

 Expressed in US dollars

OPERATING ACTIVITIES:

Net income	$447,353
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	17,477
Loss on disposal of property and equipment	8,671

Changes in operating assets and liabilities
Increase in inventories	(261,399)
Increase in accounts receivables	(1,303,119)
Decrease in other receivable and deposits	55,176
Increase in advances to suppliers	(35,803)
Decrease in amount due from related parties	1,424,459
Increase in accounts payable	522,943
Increase in advances from customers	413,554
Increase in other payables and accrued expenses	139,294
Increase in income tax payable	74,757
Decrease in amount due to related parties	(1,241,829)

Net cash provided by operating activities	261,534

INVESTING ACTIVITIES
Purchase of property and equipment	(20,634)

Net cash used in investing activities	(20,634)

NET INCREASE IN CASH AND CASH EQUIVALENTS	240,900

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	55,638

CASH AND CASH EQUIVALENTS, BEGINNING	680,233

CASH AND CASH EQUIVALENTS, ENDING	$976,771

Supplemental disclosure of cash flow information: Income taxes paid	$7,428

See accompanying notes to financial statements.

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

 NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007

 Expressed in US dollars

1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

Shenzhen Bocom Multimedia Display Technology Company Ltd. (the “Company” or “Bocom Technology”) was incorporated in the People’s Republic of China (“PRC”) on January 31, 2000 with a registered and paid-in capital of Renminbi (“RMB”) 5,000,000 (approximately $604,000).

The principal activities of the Company are the development and sale of computer equipment and the production of advanced multimedia display and control solutions in China.

On December 13, 2007, China Information Security Technology, Inc. ("CIST") and its wholly-owned subsidiary, China Public Security Holdings Limited, entered into a Share Purchase Agreement, dated December 9, 2007, with Bocom Ventures Inc. (“Bocom Ventures”), a British Virgin Islands company, for the acquisition of Bocom Multimedia Display Company Limited (“Bocom Multimedia”), a Hong Kong company, and its wholly-owned Chinese subsidiary, Bocom Technology, under which the CIST group acquired 100% ownership of Bocom Multimedia. Bocom Multimedia has no assets other than being the holding company of the Company. Because Bocom Multimedia had no substantive business operations since its formation by the owners of the Company in August 2007 until it acquired Bocom Technology on November 23, 2007, the financial statements included herein present the financial condition, results of operations and cash flows of Bocom Technology as of and for the year ended December 31, 2007. The Share Purchase Agreement between CIST and Bocom Ventures was completed and consummated in February 2008.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)   Cash and Cash Equivalents

The Company considers all highly liquid investments purchased and cash deposits with financial institutions with original maturities of three months or less to be cash equivalents.

The Company maintains its cash accounts at credit worthy financial institutions and closely monitors the movements of its cash positions.

(b)   Accounts Receivable

The Company extends unsecured credit to its customers in the normal course of business. The Company regularly evaluates and monitors the creditworthiness of each customer on a case-by-case basis. The Company includes any account balances that are determined to be uncollectible in an allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The allowance balance for doubtful accounts was approximately $555,000 at December 31, 2007.

Accounts receivable include approximately $1 million of unbilled accounts receivable at December 31, 2007. Unbilled accounts receivable consist of estimated future billings for work performed but not yet invoiced to the customer.

Three customers accounted for 20%, 15%, and 13%, respectively, of accounts receivable at December 31, 2007, and these three customers accounted for 12%, 6% and 6%, respectively, of revenues for the year ended December 31, 2007.

(c)   Advances to Suppliers

Advances to suppliers represents the cash paid in advance for the purchase of inventory items from suppliers.

(d)   Advances from Customers

Advances from customers represents the cash received from customers as deposits/advance payments for the purchase of the Company’s products.

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

 NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007

 Expressed in US dollars

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e)   Fair Value of Financial Instruments

Management has estimated that the carrying amounts of non-related party financial instruments approximate their fair values due to their short-term maturities. The fair value of the amount due from (to) related parties is not practicable to estimate due to the related party nature of the underlying transactions.

(f)   Inventories

Inventories consist of electronics components, optical engines and multimedia display units and supervisory and control systems in various stages of production, and are valued at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.

The Company performs an analysis of slow-moving or obsolete inventory periodically and any necessary valuation reserves, which could potentially be significant, are included in the period in which the evaluations are completed. As of December 31, 2007, management determined that the allowance for slow-moving or obsolete inventories was approximately $47,000.

During the year ended December 31, 2007, approximately 68% of total inventory purchases were from five unrelated suppliers. Approximately 44% of total inventory purchases was from one supplier, from which the Company procures optical engines. However management believes that the Company could purchase these parts from other suppliers without interruption to the Company’s operations.

 (g)  Property and Equipment

Property and equipment consist of office equipment, electronics equipment, and motor vehicles, and is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the assets' estimated useful lives, as follows:

Office equipment	5 years
Electronics equipment	5 years
Motor vehicles	5 years

Maintenance and repair costs are expensed as incurred, whereas significant renewals and betterments are capitalized.

(h)   Accounting for the Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There were no impairments of long-lived assets as of December 31, 2007.

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

 NOTES TO FINANCIAL STATEMENTS

 FOR THE YEAR ENDED DECEMBER 31, 2007

  Expressed in US dollars

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i)   Economic and Political Risks

The Company’s majority operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy. The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(j)   Revenue Recognition

Revenues from sales of computer equipment and production of advanced multimedia display and control solutions are recognized only when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the customer is fixed or determinable, and collectibility is reasonably assured. Generally, revenue is recognized (1) upon shipment for equipment and software, (2) as work is performed for professional services and (3) in equal periodic amounts over the term of the contract for software and hardware maintenance. The Company’s revenue recognition policies are in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition”.

The Company also generated revenues from project installation and maintenance contracts, which provide for project installation and maintenance services to meet customers' use. Generally, when the services are determined to be essential to the functionality of the delivered installation or the provided services, revenue is recognized using the percentage of completion method of accounting in accordance with Statements of Position (“SOP”) 97-2 and 81-1 “Accounting for Long-term Construction Type Contracts”. The percentage of completion for each contract is estimated based on the ratio of installation/maintenance cost incurred to total estimated installation/maintenance cost.

(k)   Retirement Plan

Retirement benefits in the form of contributions under a defined contribution retirement plan to the relevant authorities are charged to the statement of income as incurred. Retirement benefit expense (included in costs of sales, selling expenses, general and administrative expenses) for the year ended December 31, 2007 was $36,555 .

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

 NOTES TO FINANCIAL STATEMENTS

 FOR THE YEAR ENDED DECEMBER 31, 2007

  Expressed in US dollars

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 (l)   Foreign Currency Translation

The functional currency of the Company is the RMB and the RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at exchange rates at the balance sheet date, revenue and expenses are translated at the average exchange rates for the period, and shareholders' equity is translated at historical exchange rates. Translation adjustments are included in comprehensive income in the accompanying statement of income and comprehensive income.

The exchange rates applied are as follows:

Year end RMB exchange rate	7.3141
Average RMB exchange rate	7.6172

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation

(m)  Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates.

(n)   Income Taxes

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws.

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

 NOTES TO FINANCIAL STATEMENTS

 FOR THE YEAR ENDED DECEMBER 31, 2007

  Expressed in US dollars

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(o)   Sales, use and other Value Added Tax

Revenue is recorded net of applicable state, use and other Value Added Tax.

(p)   Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141 (R), “Business Combinations”, which becomes effective for fiscal periods beginning after December 15, 2008. SFAS No. 141 (R) requires all business combinations completed after the effective date to be accounted for by applying the acquisition method (previously referred to as the purchase method). Companies applying this method will have to identify the acquirer, determine the acquisition date and purchase price and recognize at their acquisition date fair values of the identifiable assets acquired, liabilities assumed, and any non-controlling interests in the acquiree. In the case of a bargain purchase the acquirer is required to reevaluate the measurements of the recognized assets and liabilities at the acquisition date and recognize a gain on that date if an excess remains. The Company does not expect the adoption of this statement to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB 51” (“SFAS 160”) which becomes effective for fiscal periods beginning after December 15, 2008. This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. In addition this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. The Company does not expect the adoption of this statement to have a material impact on its financial statements.

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

 NOTES TO FINANCIAL STATEMENTS

 FOR THE YEAR ENDED DECEMBER 31, 2007

Expressed in US dollars

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(p)   Recent Accounting Pronouncements

 In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). This statement does not require any new fair value measurements but provides guidance on how to measure fair value and clarifies the definition of fair value under accounting principles generally accepted in the United States of America. This statement also requires new disclosures about the extent to which fair value measurements in financial statements are based on quoted market prices, market-corroborated inputs, or unobservable inputs that are based on management’s judgments and estimates. The statement is effective for fiscal years beginning after November 15, 2008 for non-financial assets and liabilities, and is effective for fiscal year beginning after November 15, 2007 for financial assets and liabilities. The statement will be applied prospectively by the Company for any fair value measurements that arise after the date of adoption.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 allows companies the choice to measure many financial instruments and certain other items at fair value. This gives a company the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact this standard may have on the Company’s operating results and financial position upon adoption

3.   RELATED PARTY BALANCES AND TRANSACTIONS

The Company sells multimedia display units and provides project installation services to various entities controlled by Mr. Zhang Tao, the controlling shareholder of Bocom Multimedia through February 2008.  The Company also purchases supervisory and control systems from these entities.  The transactions with these entities were made by the Company in the ordinary course of business and were negotiated at arms length.  A summary of balances and transactions with related parties follows:

(a) Related parties balances

As of December 31, 2007, amount due from/to related parties consist of:

Due from related parties

Shenzhen Bocom System Project Company	$652,498
Bocom Fiber Communication Technology (Shenzhen) Co., Ltd	540,565
Shenzhen Bocom Technology Development Co., Ltd	97,149
Shenzhen Bocom United Security Protection Technology Co., Ltd	59,627
Bocom Digital (Beijing) Co., Ltd	3,418
Mr. Zhang Tao	6,993
$1,360,250

Due to related parties

Shenzhen Bocom System Project Company	$365,933
Shenzhen Bocom Technology Development Co., Ltd	10,191
Bocom Digital (Shanghai) Co., Ltd	3,787
Bocom Fiber Communication Technology (Shenzhen) Co., Ltd	377
$380,288

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

 NOTES TO FINANCIAL STATEMENTS

 FOR THE YEAR ENDED DECEMBER 31, 2007

Expressed in US dollars

3.   RELATED PARTY BALANCES AND TRANSACTIONS (CONTINUED)

(b) Related party transactions

Related party transactions for the year ended December 31, 2007 consist of:

Revenues

Shenzhen Bocom System Project Company	$329,562
Shenzhen Bocom Technology Development Co., Ltd	151,800
Bocom Fiber Communication Technology (Shenzhen) Co., Ltd	63,868
$545,230

Purchases

Bocom Fiber Communication Technology (Shenzhen) Co., Ltd	$354,325
Shenzhen Bocom United Security Protection Technology Co., Ltd	198,553
Shenzhen Boshen Entity Co., Ltd	9,846
Bocom Digital (Beijing) Co., Ltd	1,465
$564,189

4.  INVENTORIES, NET

At December 31, 2007, inventories consist of:

Raw materials	$70,797
Work in process	444,959
Finished goods	56,122
571,878
Less allowance for slow-moving or obsolete inventories	(47,150)
$524,728

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

 NOTES TO FINANCIAL STATEMENTS

 FOR THE YEAR ENDED DECEMBER 31, 2007

Expressed in US dollars

5.   PROPERTY AND EQUIPMENT

At December 31, 2007, property and equipment consists of:

Office equipment	$1,951
Electronics equipment	233,683
Motor vehicles	13,112
248,746
Less accumulated depreciation	(202,640)
$46,106

Depreciation expense for the year ended December 31, 2007 was $17,477.

6.   INCOME TAX EXPENSE

The Company is governed by the Income Tax Laws of the PRC and is subject to the PRC’s enterprise income tax, or EIT. The statutory rate is 33%. However, since the Company is located in the Shenzhen Economic Special Zone, it is entitled to a permanent preferential income tax rate of 15% of assessable profits in 2007.

The reconciliation of income taxes computed at the PRC federal statutory tax rate applicable to enterprises operating in the Shenzhen Special Economic Zone, to income tax expense for the year ended December 31, 2007, is as follows:

PRC federal statutory tax rate	15%

Computed expected income tax expense	$79,329
Non-deductible expenses	2,732
Income tax expense	$82,061

On March 16, 2007, the 10th People’s Congress of China passed the China Unified Corporate Income Tax Law (the “Unified Tax Law”), effective on January 1, 2008, which establishes a single unified 25% income tax rate for most companies, with a preferential income tax rate of 15% to be applicable to enterprises in the Shenzhen Special Economic Zone. In January 2008, the government announced that the new law would be phased in over five years. Companies that are currently subject to an income tax of 15% will pay 18% in 2008, 20% in 2009, 22% in 2010, 24% in 2011 and 25% from 2012. Companies that are exempt from taxes or have concessional rates will retain their preferences until the original expiration date.

In June 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS 109.  This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance for de-recognition of tax positions, financial statement classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company’s financial position or results of operations.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of FIN 48, the Company did not have any accrued interest or penalty associated with any unrecognized tax benefits, nor was any interest expense recognized for the year ended December 31, 2007.

SHENZHEN BOCOM MULTIMEDIA DISPLAY TECHNOLOGY COMPANY LTD.

 NOTES TO FINANCIAL STATEMENTS

 FOR THE YEAR ENDED DECEMBER 31, 2007

Expressed in US dollars

7.   COMMITMENTS AND CONTINGENCIES

Leases

During 2007 the Company leased office and factory space in Shenzhen and Dongguan in the PRC under three lease agreements that will expire in January 2008, September 2008 and October 2010, respectively, and including an agreement with Mr. Zhang Tao. Rental expenses for the year ended December 31, 2007 were approximately $28,600, including approximately $13,400 to Mr. Zhang Tao, a related party.

Future minimum lease payments as of December 31, 2007 are as follows:

Year Ending December 31	Lease payments

2008	$94,300
2009	61,900
2010	51,600

Total	$207,800

8.   SHAREHOLDERS' EQUITY - RESERVE

The Company’s income is distributable to its shareholders after transfer to statutory reserves as required under relevant PRC laws and regulations and the Company’s Articles of Association. As stipulated by the relevant laws and regulations in the PRC, the Company is required to maintain a statutory surplus reserve fund which is non-distributable. Appropriations to such reserve are 10% of net profit after taxation as per the statutory financial statements of the Company.

The statutory surplus reserve fund can be used to make up prior year losses, if any, and can be applied in conversion into capital by means of capitalization issue. The appropriation may cease to apply if the balance of the fund has reached 50% of the entity’s registered capital.

For the year ended December 31, 2007, RMB340,333 ($44,680) was appropriated for this purpose.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

 Expressed in US dollars

On December 9, 2007, China Information Security Technology, Inc. (“CIST", formerly China Public Security Technology Inc.) and its wholly-owned subsidiary China Public Security Holdings Limited, a British Virgin Islands company, entered into a Share Purchase Agreement (the “Purchase Agreement”) to acquire 100% of the equity of Bocom Multimedia Display Company Ltd. (“Bocom Multimedia”) which is the holding company of Shenzhen Bocom Multimedia Display Technology Company Ltd. (“Bocom Technology”). Because Bocom Multimedia had no substantive business operations since its formation by the owners of Bocom Technology in August 2007 until it acquired Bocom Technology on November 23, 2007, the financial statements included herein present the financial condition, results of operations and cash flows of Bocom Technology through December 31, 2007.

CIST paid HKD70,158,420 (approximately $9 million) in cash and issued 1,125,000 shares of CIST’s common stock valued at US$9,000,000, in exchange for 100% ownership of Bocom Multimedia. Operational control of Bocom Multimedia passed to CIST and all assets of Bocom Technology were acquired by CIST effective February 1, 2008.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been consummated on December 31, 2007. The accompanying unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2007, gives effect to the acquisition as if it had been consummated on January 1, 2007.

There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Bocom Technology (included herein) as well as those of CIST. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that CIST believes are reasonable.

CHINA INFORMATION SECURITY TECHNOLOGY, INC. AND SUBSIDIARIES

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2007

 Expressed in US Dollars

	Historical		Pro Forma		PRO
	CIST	Bocom Technology	Adjustments		FORMA

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,755,182	$976,771			$20,731,953
Investment in marketable securities	14,966,752	-			14,966,752
Accounts receivable, net	11,721,306	1,726,229	(288,233)	(e)	13,159,302
Advances to suppliers	1,791,440	107,968			1,899,408
Amount due from related party	-	1,360,250			1,360,250
Inventories, net	4,779,930	524,728			5,304,658
Other receivables	974,475	56,413			1,030,888
TOTAL CURRENT ASSETS	53,989,085	4,752,359			58,453,211

Deposit for business acquisition	8,989,022	-	(8,989,022)	(a)	-
Property and equipment, net	13,826,896	46,106			13,873,002
Intangible assets	4,894,397	-	4,212,429	(b)	9,106,826
Goodwill	7,154,395	-	11,400,865	(b)	18,555,260
TOTAL ASSETS	$88,853,795	$4,798,465			$99,988,299

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,079,304	$623,519	(288,233)	(e)	$3,414,590
Customer advances	394,383	818,042			1,212,425
Income tax payable	326,026	307,426			633,452
Amount due to related parties	-	380,288			380,288
Other payables and accrued expenses	987,483	293,462			1,280,945
TOTAL LIABILITIES	4,787,196	2,422,737			6,921,700

MINORITY INTEREST	10,060,657	-			10,060,657

SHAREHOLDERS' EQUITY
Common stock	190,891	604,033	(604,033)	(b)	202,141
			11,250	(a)
Additional paid-in capital	57,421,150	-	8,988,750	(a)	66,409,900
Statutory reserves	1,755,552	153,289	(153,289)	(b)	1,755,552
Retained earnings	13,170,549	1,384,075	(1,384,075)	(b)	13,170,549
Accumulated other comprehensive income	1,467,800	234,331	(234,331)	(b)	1,467,800
TOTAL SHAREHOLDERS' EQUITY	74,005,942	2,375,728			83.005,942

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$88,853,795	$4,798,465			$99,988,299

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA INFORMATION SECURITY TECHNOLOGY, INC. AND SUBSIDIARIES

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

 FOR THE YEAR ENDED DECEMBER 31, 2007

 Expressed in US Dollars

	Historical		Pro Forma		PRO
	CIST	Bocom Technology	Adjustments		FORMA

Revenues	$30,342,709	$4,401,510	$(402,538)	(d)	$34,341,681

Cost of revenue	(12,714,170)	(3,100,144)	402,538	(d)	(15,411,776)

GROSS PROFIT	17,628,539	1,301,366			18,929,905

Administrative expenses	(3,321,333)	(115,812)	(307,856)	(c)	(3,745,001)
Research and development expenses	(424,104)	-			(424,104)
Management fee	(92,160)	-			(92,160)
Selling expenses	(480,465)	(659,097)			(1,139,562)

INCOME FROM OPERATIONS	13,310,477	526,457	(307,856)		13,529,078

Other income/(expense), net	79,435	(4,170)			75,265
Interest income	138,840	7,127			145,967

Income before taxes and minority interest	13,528,752	529,414	(307,856)		13,750,310

Minority interest	(90,000)	-			(90,000)
Income tax expense	(107,300)	(82,061)			(189,361)

Net income	$13,331,452	$447,353	(307,856)		$13,470,949

Weighted Average Number of Shares Outstanding
Basic	39,718,967		1,125,000		40,843,967
Diluted	40,152,855		1,125,000		41,277,855

Earnings Per Share
Basic	$0.34				$0.33
Diluted	$0.33				$0.33

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHINA INFORMATION SECURITY TECHNOLOGY, INC. AND SUBSIDIARIES

 NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 Expressed in US dollars

(a)

To record the cash and share consideration paid for the acquisition of 100% of the equity of Bocom Technology.

(b)

To record the preliminary allocation of the purchase price to goodwill and intangible assets, which include technology and trademarks, upon acquisition, and to eliminate the stockholders' equity of Bocom Technology. A preliminary allocation of the purchase price was made. The actual allocation of the purchase price and the resulting effect on income (loss) from operations may differ significantly from the pro forma amounts included herein. The pro forma adjustments represent the Company's preliminary determination of the purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the unaudited pro forma condensed consolidated statements of operations are subject to change, and the final amounts may differ substantially.

(c)

To account for the amortization of the intangible assets, arising upon the acquisition of Bocom Technology, the useful lives for technology and trademark intangible assets are 10 and 20 years, respectively.

(d)

To eliminate the transaction between iASPEC Software Co., Ltd. and Bocom Technology, in which Bocom Technology sold advanced multimedia display and control solutions in 2007.

(e)

To eliminate accounts receivable due from CIST and accounts payable due to Bocom Technology, which is generated from the transactions that Bocom Technology sold advanced multimedia display and control solutions in 2007.